As filed with the Securities and Exchange Commission on October 31, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OXiGENE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-3679168
(I.R.S. Employer Identification No.)
OXiGENE, INC.
701 Gateway Blvd, Suite 210
South San Francisco, CA 94080
(Address of Principal Executive Offices) (Zip Code)
OXiGENE, INC. 2005 STOCK PLAN, AS AMENDED
(Full Title of the Plan)
Peter J. Langecker, M.D., Ph.D.
Chief Executive Officer
OXiGENE, INC.
701 Gateway Blvd, Suite 210
South San Francisco, CA 94080
(Name and Address of Agent for Service)
(650) 635-7000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of Securities	To Be	Offering Price Per	Aggregate Offering	Registration
To Be Registered	Registered(1)	Share(2)	Price	Fee(3)
Common Stock, par value $0.01 per share	2,125,000 shares	$1.40	$2,975,000.00	$340.94
Rights to Purchase Common Stock	(4)	(4)	(4)	None

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	The price of $1.40 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on The NASDAQ Capital Market on October 25, 2011 (date within five business days prior to filing this Registration Statement), is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used in the case of shares of Common Stock to be issued in connection with equity awards that have not been granted and therefore are without a fixed price.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

(4)	Pursuant to the Stockholder Rights Agreement, dated as of March 24, 2005, between the Registrant and American Stock Transfer & Trust Company, LLC, as amended (the “Rights Agreement”), each share of Common Stock has an attached right to purchase one share of Common Stock, which rights are not currently exercisable, on the terms set forth in the Rights Agreement. No separate consideration will be received for the Rights.

EXPLANATORY NOTE
     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed by the Registrant with the Securities and Exchange Commission on Form S-8 (SEC File No. 333-126636) (the “Base Form S-8”) on July 15, 2005 is effective. The information contained in the Base Form S-8 is hereby incorporated by reference pursuant to General Instruction E of Form S-8.
PART II

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1@	OXiGENE, Inc. 2005 Stock Plan (as amended on October 31, 2011)
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

@	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on October 31, 2011.

OXiGENE, INC.
By:	/s/ Peter J. Langecker
Peter J. Langecker
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of OXiGENE, Inc. (the “Company”), hereby severally constitute and appoint Peter J. Langecker and James B. Murphy, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2011:

Signature	Title(s)

/s/ Peter J. Langecker	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
Peter J. Langecker, M.D., Ph.D.

/s/ James B. Murphy	Vice President and Chief Financial Officer (principal financial and accounting officer)
James B. Murphy

/s/ Tamar D. Howson	Director
Tamar D. Howson

/s/ Gerald McMahon	Director
Gerald McMahon, Ph.D.

/s/ William D. Schwieterman	Director
William D. Schwieterman, M.D.

/s/ Alastair J.J. Wood	Director
Alastair J.J. Wood, M.D.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1@	OXiGENE, Inc. 2005 Stock Plan (as amended on October 31, 2011)
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

@	Management contract or compensatory plan or arrangement.